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As filed with the Securities and Exchange Commission on July 19, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3047598 (I.R.S. Employer Identification No.)

333 Lakeside Drive
Foster City, CA 94404
(Address of principal executive offices)

2004 Equity Incentive Plan
(Full title of the plans)

John F. Milligan
Executive Vice President and Chief Financial Officer
333 Lakeside Drive
Foster City, CA 94404
(650) 574-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Kenneth L. Guernsey, Esq.
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Stock Options and Common Stock, par value $0.001 per share (2)	9,497,071 shares	$65.45	$621,583,296.95	$78,754.60

(1)
This Registration Statement shall cover any additional shares of Common Stock which become issuable under the registrant's 2004 Equity Incentive Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 12, 2004.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Gilead Sciences, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

        (a)    Our latest Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 11, 2004 (File No. 000-19731), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b)(1)    Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed on May 5, 2004 (File No. 000-19731).

        (b)(2)    Our Current Reports on Form 8-K filed on January 29, 2004 (File No. 000-19731); April 22, 2004 (File No. 000-19731); and May 11, 2004 (File No. 000-19731).

        (c)    The description of the Company's common stock which is contained in a Registration Statement on Form 8-A filed December 22, 1992 (File No. 000-24821), under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Amended and Restated Certificate and Amended and Restated Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. The Amended and Restated Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

        The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions under the Delaware law and provide for indemnification under certain circumstances for acts and omissions which may not be covered by the Company's liability insurance.

EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
3.2(1)	Bylaws of the Registrant, as amended and restated March 30, 1999.
4.1	Reference is made to Exhibit 3.1 and Exhibit 3.2.
4.2(2)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC.
4.3(3)	Agreement and Plan of Merger dated February 28, 1999 by and among Registrant, Gazelle Acquisition Sub, Inc. and NeXstar Pharmaceuticals, Inc.
4.5(4)	Indenture dated as of December 18, 2002 between the Registrant and J.P. Morgan Trust Company, National Association, including therein the forms of the notes.
4.6(4)	Registration Rights Agreement dated as of December 18, 2002 between the Registrant and Goldman, Sachs & Co.
4.7(5)	First Amendment to Amended and Restated Rights Agreement dated as of October 29, 2003 between the Registrant and Mellon Investor Services, LLC.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan.

(1)
Filed as an exhibit to Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(2)
Filed as an exhibit to Registrant's Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.

(3)
Filed as an exhibit to Registrant's Current Report on Form 8-K filed on March 9, 1999, and incorporated herein by reference.

(4)
Filed as an exhibit to Registrant's Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(5)
Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on October 31, 2003.

UNDERTAKINGS

1.    The undersigned registrant hereby undertakes:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

        (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on July 19, 2004.

GILEAD SCIENCES, INC.
By:	/s/ JOHN C. MARTIN, PH.D. John C. Martin, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints John C. Martin, Ph.D., and John F. Milligan, Ph.D., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN C. MARTIN John C. Martin	President and Chief Executive Officer, Director (Principal Executive Officer)	July 19, 2004
/s/ JOHN F. MILLIGAN John F. Milligan	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	July 19, 2004
/s/ JAMES M. DENNY James M. Denny	Chairman of the Board of Directors	July 19, 2004
/s/ PAUL BERG Paul Berg	Director	July 19, 2004
/s/ ETIENNE F. DAVIGNON Etienne F. Davignon	Director	July 19, 2004
/s/ NICHOLAS G. MOORE Nicholas G. Moore	Director	July 19, 2004

/s/ GORDON E. MOORE Gordon E. Moore	Director	July 19, 2004
George P. Shultz	Director
/s/ GAYLE E. WILSON Gayle E. Wilson	Director	July 19, 2004

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
3.2(1)	Bylaws of the Registrant, as amended and restated March 30, 1999.
4.1	Reference is made to Exhibit 3.1 and Exhibit 3.2.
4.2(2)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC.
4.3(3)	Agreement and Plan of Merger dated February 28, 1999 by and among Registrant, Gazelle Acquisition Sub, Inc. and NeXstar Pharmaceuticals, Inc.
4.5(4)	Indenture dated as of December 18, 2002 between the Registrant and J.P. Morgan Trust Company, National Association, including therein the forms of the notes.
4.6(4)	Registration Rights Agreement dated as of December 18, 2002 between the Registrant and Goldman, Sachs & Co.
4.7(5)	First Amendment to Amended and Restated Rights Agreement dated as of October 29, 2003 between the Registrant and Mellon Investor Services, LLC.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan.

(1)
Filed as an exhibit to Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(2)
Filed as an exhibit to Registrant's Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.

(3)
Filed as an exhibit to Registrant's Current Report on Form 8-K filed on March 9, 1999, and incorporated herein by reference.

(4)
Filed as an exhibit to Registrant's Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(5)
Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on October 31, 2003.

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INCORPORATION OF DOCUMENTS BY REFERENCE
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXHIBITS
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX